Exhibit 99.1

                                                 For Further Information Contact
                                                  Harry J. Cynkus (404) 888-2000




FOR IMMEDIATE RELEASE


       ROLLINS, INC. REPORTS STOCK BUY-BACK


         ATLANTA, GEORGIA, January 3, 2003: Rollins, Inc., a nationwide consumer services company (NYSE Ticker Symbol - ROL), reported that during its fourth quarter ended December 31, 2002 it had purchased for cash 46,500 shares of its $1 par value common stock.

         Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly-owned subsidiary, Orkin Exterminating Company, Inc., the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately
         1.6 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollinscorp.com.


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